Exhibit 99.4

Computershare

Georgeson LLC
Within USA, US territories & Canada
(866) 989-6902

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES 12345678901234

TIME SENSITIVE INFORMATION. YOUR IMMEDIATE ATTENTION IS NECESSARY. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany book-entry shares and certificates, if any, of common stock, $0.05 par value per share, of CNB Bank Shares, Inc. that are validly tendered and not properly withdrawn

This Election Form and Letter of Transmittal (the "Election Form") is being delivered in connection with the Agreement and Plan of Merger, dated as of October 20, 2025 (the "Merger Agreement"), by and among HBT Financial, Inc. ("HBT Financial"), HB-CNB Merger, Inc. and CNB Bank Shares, Inc. ("CNB"), pursuant to which HB-CNB Merger, Inc. will merge with and into CNB, with CNB surviving as a wholly owned subsidiary of HBT Financial (the "Merger"). This Election Form permits you to make an election as to the type of consideration (all cash, all HBT Financial common stock or a mix of cash and HBT Financial common stock) that you wish to receive in connection with the Merger. This Election Form may be used to make an election only with respect to certain shares of CNB common stock that you hold, as listed below. You may receive additional Election Forms with respect to shares of CNB common stock held by you in another manner or in another name. To be effective, this Election Form must be received by Computershare, as election and exchange agent (the "Exchange Agent"), no later than 5:00 p.m., Eastern Time, on January 26, 2026, unless extended (the "Election Deadline"), and, with respect to certificated shares, together with the certificate(s) representing all shares of CNB common stock for which you are making an election and to which this Election Form relates. An election with respect to shares of CNB common stock held beneficially through brokerage firms, banks or other nominees, including through The Depository Trust Company, must be submitted by your broker, bank or other nominee.

Your CNB Stock Certificates (if you hold certificated shares):

Locate and return the certificates listed below.

Certificate Numbers	Shares	Certificate Numbers	Shares
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234

If you hold more than 10 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Shares	Shares Held By Us	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

As described below, subject to the allocation and proration provisions in the Merger Agreement, you may elect to receive Cash Consideration, Stock Consideration, or Mixed Consideration (each as defined below) with respect to your shares of CNB common stock. **Therefore, please complete the box(es) on the reverse side to make an election.** Your election will be subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the allocation and proration provisions in the Merger Agreement, which are designed to ensure that, on an aggregate basis, the shares of CNB common stock outstanding immediately prior to the completion of the Merger will be exchanged as closely as possible for 5,513,480 shares of HBT Financial common stock and $33,830,958 in cash. Therefore, there is no assurance that you will receive your election choices, and the form of merger consideration you ultimately receive may differ from the form of consideration that you elected.

1 2 3 4 5 6 7 8 9 0 1 2 3 4 6 V O L C O Y C C S I

02E7TD

4101724.v4

. + ELECTION OPTIONS I hereby elect to receive the following as consideration in the Merger for my shares of CNB common stock, subject to proration and adjustment, as determined in accordance with the Merger Agreement. ALL STOCK ELECTION (to receive only Stock Consideration) Mark this box to elect to receive Stock Consideration with respect to ALL of your CNB common stock (the Stock Consideration is fixed at 1.0434 of a share of HBT Financial common stock (plus cash in lieu of any fractional shares of HBT Financial common stock) for EACH share of CNB common stock (the “Stock Consideration”)) ALL CASH ELECTION (to receive only Cash Consideration) Mark this box to elect to receive Cash Consideration with respect to ALL of your CNB common stock (the Cash Consideration is fixed at $27.73 per share, without interest, for EACH share of CNB common stock (the “Cash Consideration”)) MIXED ELECTION Mark this box to elect to receive Stock Consideration with respect to the following number of your shares of CNB common stock. Your remaining shares of CNB common stock will be elected to receive the Cash Consideration. Please fill in the number of shares of CNB common stock for which you would like to receive the Stock Consideration in the box to the right. NO ELECTION (No preference with respect to the receipt of HBT Financial common stock, cash or a combination of stock and cash) Mark this box to make no election with respect to your CNB common stock. You will be deemed to have made a “NO ELECTION” if: A. You fail to follow the instructions on the Election Form or otherwise fail to properly make an election; B. A properly completed Election Form together with your stock certificate(s), if any, or a properly completed Notice of Guaranteed Delivery, is not actually received by the Exchange Agent on or before the Election Deadline; C. You properly and timely revoke a prior election without making a new election; or D. You check the “No Election” box above. These elections will be subject to proration based on the proration procedures set forth in the Merger Agreement The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of CNB common stock and that when accepted for exchange by HBT Financial, HBT Financial will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange shares of CNB common stock, including any certificates representing such shares together with accompanying evidence of transfer and authenticity, for shares of HBT Financial common stock or cash, as set forth under “Election Options” and as set forth in the Merger Agreement. Delivery of any enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned. To be effective, this Election Form must be properly completed, signed and delivered to the Exchange Agent at one of the addresses noted below by the Election Deadline. Do not send your election materials to CNB or HBT Financial. By First Class, Registered or Certified Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43014 Providence, RI 02940-3014 By Express or Overnight Delivery: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021 SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s) or the electronic book-entry account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. Signature of owner Signature of co-owner, if any Area Code/Phone Number MEDALLION SIGNATURE(S) GUARANTEED (IF REQUIRED) Required only if Special Payment and Delivery Form is completed. Authorized Signature Name of Firm Address of Firm – Please Print 1 2 3 4 5 6 7 8 9 0 1 2 3 4 6 V O L C O Y C C L S +

SPECIAL PAYMENT AND DELIVERY FORM

Special Transfer Instructions

To be completed ONLY if the shares of HBT Financial common stock to be received as Stock Consideration are to be registered in the name of someone other than the undersigned.

All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement.

Name:
(PLEASE TYPE OR PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER) (SEE SUBSTITUTE FORM W-9)

Special Delivery Instructions

To be completed ONLY if the shares of HBT Financial common stock to be received as Stock Consideration are to be mailed or sent to someone other than the undersigned or to the undersigned at an address other than that designated above.

Name:
(PLEASE TYPE OR PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)